EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

IGIA, Inc.:

We consent to the use of our report dated May 13, 2003, with respect to the balance sheets of Tactica International, Inc. as of February 28, 2003 and 2002, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended incorporated by reference herein.

KPMG LLP

El Paso, Texas

August 25, 2004

Consent of Independent Registered Public Accounting Firm

The Board of Directors

IGIA, Inc.:

We consent to the use of our report dated May 12, 2004, with respect to the balance sheets of Tactica International, Inc. as of February 29, 2004 and February 28, 2003, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended are included herein.

KPMG LLP

El Paso, Texas

August 25, 2004